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                                                                   EXHIBIT 3.5.1


                            ARTICLES OF INCORPORATION
                                       OF
                            CAP COMMUNICATIONS, INC.


         The undersigned, acting as incorporator of CAP COMMUNICATIONS, INC., under the Florida Business Corporation Act, adopts the following Articles of Incorporation.

                                 ARTICLE I. NAME

         The name of the corporation is:

                            CAP COMMUNICATIONS, INC.

                               ARTICLE II. ADDRESS

         The mailing address of the corporation is:

                           400 North Ashley Drive, Suite 2300
                           Tampa, Florida 33602

                     ARTICLE III. COMMENCEMENT OF EXISTENCE

         The existence of the corporation will commence at 12:01 A.M., the date of filing of these Articles of Incorporation.

                               ARTICLE IV. PURPOSE

         The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

                          ARTICLE V. AUTHORIZED SHARES

         The maximum number of shares that the Corporation is authorized to have outstanding at any time is 1,000 shares of class A common stock, with a par value of $1.00 per share ("Class A Common"), 1,000 shares of class B common stock, with a par value of $1.00 per share ("Class B Common"), and 1,000 shares of class C common stock, with a par value of $1.00 per share. Except as otherwise provided below in this Article IV or as otherwise required by applicable law, all shares of Class A Common, Class B Common, and Class C Common shall be identical in all respects and shall entitle the holder thereof to the same preferences, limitations, and relative rights:

         1. VOTING RIGHTS. Except as otherwise provided in this Article IV or as otherwise required by applicable law, (a) holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of


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the Corporation, and (b) holders of Class B Common and Class C Common shall have no right to vote on any matter to be voted on by the stockholders of the Corporation.

         2. DIVIDENDS. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Class A Common, the holders of Class B Common, and the holders of Class C Common shall be entitled to participate in such dividends ratably on a per share basis; provided, that (i) if dividends are declared which are payable in shares of Class A Common, Class B Common, or Class C Common then dividends shall be declared which are payable at the same rate on each such class of common stock and the dividends payable in shares of Class A Common shall be payable to holders of Class A Common, dividends payable in shares of Class B Common shall be payable to holders of Class B Common, and dividends payable in shares of Class C Common shall be payable to holders of Class C Common (ii) if the dividends consist of other voting securities of the Corporation, then the Corporation shall make available to each holder of Class B Common or Class C Common, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to such other voting securities and which are convertible into or exchangeable for such voting securities on the same terms as Class B Common or Class C Common are convertible into Class A Common.

         3. LIQUIDATION. The holders of Class A Common, Class B Common, and Class C Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

         4. CONVERSION OF CLASS B COMMON. At any time, each holder of Class B Common shall be entitled to convert, into the same number of shares of Class A Common, any or all shares of Class B Common then held by such holder. Each conversion of shares of Class B Common into shares of the Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Common stating that such holder desires to convert the shares, or a stated number of the shares, of such Class B Common represented by such certificate or certificates into shares of Class A Common. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby. Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering

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holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted. All shares of Class A Common which are issuable upon the conversion of the Class B Common shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens (other than any lien which existed in respect of the shares which were converted, immediately prior to such conversion) and charges.

         5. STOCK SPLITS. If the Corporation in any manner subdivides or combines the outstanding shares of one class of common stock, the outstanding shares of the other class of common stock shall be proportionately subdivided or combined in a similar manner.

                 ARTICLE VI. INITIAL REGISTERED OFFICE AND AGENT

         The street address of the current registered office of the corporation is 701 Brickell Avenue, Suite 3000, Miami, Florida 33131-3209, and the name of the corporation's current registered agent at that address is Intrastate Registered Agent Corporation.

                     ARTICLE VII. INITIAL BOARD OF DIRECTORS


         The corporation shall have two directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The names and street addresses of the initial directors are:

                  Name                       Address
                  ----                       -------

                  Devon Paxson               231 Bradley Place, Suite 204
                                             Palm Beach, Florida 33480

                  Roslyck Paxson             231 Bradley Place, Suite 204
                                             Palm Beach, Florida 33480

                           ARTICLE VIII. INCORPORATOR

      The name and street address of the incorporator is:

                  Name                       Address
                  ----                       -------

                  Bernard A. Barton, Jr.     400 North Ashley Drive
                                             Suite 2300
                                             Tampa, Florida 33602


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         The incorporator of the corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.

                               ARTICLE IX. BYLAWS

         The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                              ARTICLE X. AMENDMENTS

         The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.

               The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 1st day of December, 1998.


                           ----------------------------------------
                           Bernard A. Barton, Jr., Incorporator


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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS
WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


         Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

         That CAP COMMUNICATIONS, INC., INC., desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 701 Brickell Avenue, Suite 3000, Miami, Florida 33131-3209 has named Intrastate Registered Agent Corporation as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

         Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.

         Dated this 1st day of December, 1998.


                                  INTRASTATE REGISTERED AGENT
                                  CORPORATION


                                  By:
                                      ----------------------------------------
                                      Robert J. Grammig, Vice President


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